Exhibit 99.1

ABM INDUSTRIES ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2020 FINANCIAL RESULTS

Resilient Operational and Financial Performance Continues

Fourth Quarter GAAP Continuing EPS of $0.78; Adjusted Continuing EPS of $0.69

Record Quarterly Cash Flow from Continuing Operations of Approximately $200 Million

First Quarter Guidance Outlook Issued for Fiscal 2021

Company Increases Dividend By 2.7%

NEW YORK, NY - December 16, 2020 - ABM (NYSE: ABM), a leading provider of facility solutions, today announced financial results for the fourth quarter and full year that ended October 31, 2020.

Scott Salmirs, President and Chief Executive Officer of ABM Industries commented, “Fiscal 2020 was a pivotal year for ABM as the COVID-19 pandemic created a historic shift in the demand for our essential services. I could not be prouder of our teams for their incredible commitment to the health and safety of our employees and clients as we navigated an ever-evolving operating environment. We will continue to leverage the heightened awareness for virus protection and operational excellence, including our EnhancedClean offering. We will address our clients' needs as they manage through various stages of the pandemic and recovery."

Mr. Salmirs continued, "Our fourth quarter revenue improved sequentially compared to the third quarter underscoring the resilience of our business model. Pandemic-related work orders and labor management continued to drive solid profit growth. In 2020, our 6.0% adjusted EBITDA margin accelerated us to our longer term target range and we generated record cash flow. The strength of our market positioning, as well as our liquidity, has enabled us to navigate the risks and opportunities of the pandemic confidently.”

($ in millions, except per share amounts)	Three Months Ended October 31,			Years Ended October 31,
(unaudited)	2020	2019	Increase/(Decrease)	2020	2019	Increase/(Decrease)

Revenues	$1,484.6	$1,648.0	(9.9)%	$5,987.6	$6,498.6	(7.9)%

Operating profit[1]	$73.0	$66.2	10.2%	$95.7	$208.3	(54.0)%

Income from continuing operations[1]	$53.1	$48.1	10.4%	$0.2	$127.5	(99.8)%
Income from continuing operations per diluted share[1]	$0.78	$0.71	9.9%	$—	$1.91	NM*

Adjusted income from continuing operations	$46.7	$44.7	4.5%	$163.5	$137.2	19.2%
Adjusted income from continuing operations per diluted share	$0.69	$0.66	4.5%	$2.43	$2.05	18.5%

Net income[1]	$53.1	$47.9	10.7%	$0.3	$127.4	(99.8)%
Net income per diluted share[1]	$0.78	$0.71	9.9%	$—	$1.90	NM*

Adjusted EBITDA	$92.5	$93.0	(0.6)%	$361.9	$339.5	6.6%
Adjusted EBITDA margin	6.2	5.6	58 bps	6.0	5.2	82 bps

Net cash provided by operating activities of continuing operations[2]	$198.7	$148.8	33.5%	$457.5	$262.8	74.1%
Free cash flow[2]	$189.6	$133.5	42.0%	$419.5	$203.1	NM*

1

1 The year ended October 31, 2020 includes pre-tax non-cash goodwill and intangible impairment charge of $172.8 million or $2.54 per diluted share. The goodwill portion of the impairment charge is nondeductible for tax purposes.

2 The year ended October 31, 2020 includes the deferral of approximately $101 million of payroll taxes provided by the Coronavirus Aid, Relief, and Economic Security Act ("CARES Act").

* Not meaningful (due to variance greater than or equal to +/-100%)

This release refers to certain non-GAAP financial measures described as “Adjusted EBITDA,” defined as earnings before income from discontinued operations, net of taxes, interest, taxes, depreciation and amortization and excluding items impacting comparability, "Adjusted EBITDA margin," defined as adjusted EBITDA divided by revenue, “Adjusted income from continuing operations,” "Adjusted income from continuing operations per diluted share,” and "free cash flow." Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment. These adjustments have been made with the intent of providing financial measures that give management and investors a more representative understanding of underlying operational results and trends as well as the Company’s operational performance. Management also uses Adjusted EBITDA as a basis for planning and forecasting future periods. Please refer to the accompanying financial schedules for supplemental financial data and corresponding reconciliation of these non-GAAP financial measures to certain GAAP financial measures. We round amounts in these schedules to millions and calculate all percentages and per-share data from the underlying whole-dollar amounts. As a result, certain amounts may not foot, crossfoot, or recalculate based on reported numbers due to rounding. Unless otherwise noted, all references to years are to our fiscal year, which ends on October 31.

Fourth Quarter Summary

•	Total revenue of $1,484.6 million, a decrease of 9.9% versus last year, reflecting the ongoing impact of the COVID-19 operating environment.

•	Record, annual new sales bookings of $1.2 billion for fiscal 2020.

•	Income from continuing operations of $53.1 million or $0.78 per diluted share, including favorable self-insurance adjustments.

•	Adjusted income from continuing operations increased 4.5% to $46.7 million, or $0.69 per diluted share, versus last year.

•	Net income of $53.1 million, or $0.78 per diluted share.

•	Adjusted EBITDA of $92.5 million, which led to an adjusted EBITDA margin of 6.2% versus 5.6% last year.

•	Operating results for the fourth quarter of fiscal 2020 reflect a $17.6 million reserve of notes receivables related to a single project within the Company's Technical Solutions segment.

•	Record net cash provided by operating activities and free cash flow provided by operating activities of $198.7 million and $189.6 million, respectively.

•	Total debt to bank-defined pro forma adjusted EBITDA of 2.1x and ample liquidity of $990 million inclusive of cash and cash equivalents.

Fourth Quarter Results

For the fourth quarter of fiscal 2020, the Company achieved revenues of $1.5 billion. Revenue declines were primarily driven by pandemic-related client disruptions, such as facility closures and service scope changes, particularly within the Company's Aviation and Technical Solutions segments. Higher demand for COVID-19 related work orders continued, particularly in the Business & Industry and Technology & Manufacturing segments, which partially offset the overall revenue decline.

On a GAAP basis, income from continuing operations was $53.1 million, or $0.78 per diluted share, compared to income from continuing operations of $48.1 million, or $0.71 per diluted share last year. Income from continuing operations for the fourth quarter of fiscal 2020 reflects a total benefit from self-insurance adjustments of $21.3 million, of which $15.1 million was related to prior years.

Adjusted income from continuing operations for the fourth quarter of fiscal 2020 was $46.7 million, or $0.69 per diluted share, compared to $44.7 million, or $0.66 per diluted share, for the fourth quarter of fiscal 2019. Adjusted results exclude items impacting comparability.  A description of items impacting comparability can be found in the "Reconciliation of Non-GAAP Financial Measures" table.

2

Results from continuing operations for the quarter on both a GAAP and adjusted basis reflect the significant increase in higher margin work orders as clients continue to respond to COVID-19, as well as the continued management of direct labor to align with the demand environment for legacy services. The quarter also reflected one less working day. Partially offsetting these results was the reserve of notes receivables related to a unique, entertainment-related project within the Technical Solutions segment. The Company also continued its operational investments in its EnhancedCleanTM program and re-engaged corporate projects within certain areas, such as information technology, that were previously paused due to the pandemic.

Net income for the fourth quarter of 2020 was $53.1 million, or $0.78 per diluted share, compared to $47.9 million, or $0.71 per diluted share last year.

Adjusted EBITDA for the fourth quarter of 2020 was $92.5 million compared to $93.0 million in the fourth quarter of 2019. Adjusted EBITDA margin for the quarter was 6.2% versus 5.6% in the fourth quarter of fiscal 2019. Adjusted results exclude items impacting comparability. A description of items impacting comparability can be found in the "Reconciliation of Non-GAAP Financial Measures" table.

Fiscal 2020 Results

For fiscal 2020, the Company achieved revenues of approximately $6.0 billion, a decrease of 7.9% reflecting the COVID-19 pandemic's impact on business operations predominantly during the third and fourth quarters of the fiscal year.

On a GAAP basis, income from continuing operations was $0.2 million, or $0.00 per diluted share, which includes a pre-tax, non-cash impairment charge of $172.8 million, or $2.54 per diluted share, related to goodwill and intangible assets. This was partially offset by $26.4 million of prior year self insurance adjustments. These results compare to $127.5 million, or $1.91 per diluted share last year.

Adjusted income from continuing operations for fiscal 2020 was $163.5 million, or $2.43 per diluted share, compared to $137.2 million, or $2.05 per diluted share for fiscal 2019. Adjusted results exclude items impacting comparability.  A description of items impacting comparability can be found in the "Reconciliation of Non-GAAP Financial Measures" table.

Net income for fiscal 2020 was $0.3 million, or $0.00 per diluted share, compared to $127.4 million, or $1.90 per diluted share last year.

Adjusted EBITDA for fiscal 2020 was $361.9 million compared to $339.5 million in fiscal 2019. Adjusted EBITDA margin for the year was 6.0% versus 5.2% last year. Adjusted results exclude items impacting comparability. A description of items impacting comparability can be found in the "Reconciliation of Non-GAAP Financial Measures" table.

Liquidity & Capital Structure

The majority of the Company's revolving line of credit remains undrawn. Additionally, the Company’s cash and cash equivalents totaled $394.2 million as of October 31, 2020.

The Company ended the quarter with total debt of $883.4 million, including $153.1 million in standby letters of credit.

Total debt to pro forma adjusted EBITDA (including standby letters of credit) was 2.1x for the fourth quarter of fiscal 2020.

These results led to total liquidity of more than $990.0 million, inclusive of cash and cash equivalents.

3

The Company paid a quarterly cash dividend of $0.185 per common share for a total distribution of $12.3 million.

Declaration of Quarterly Cash Dividend

The Company also announced that the Board of Directors approved a 2.7% increase for the quarterly cash dividend to $0.190 per common share, payable on February 1, 2021 to stockholders of record on January 7, 2021. This marks ABM’s 219th consecutive quarterly cash dividend.

Guidance

Due to the extraordinary and evolving nature of the COVID-19 pandemic, it remains difficult for the Company to predict an accurate full year fiscal 2021 guidance outlook range. As such, the Company is providing a shorter-term outlook at this time. For the first quarter of fiscal 2021, the Company expects GAAP income from continuing operations of $0.53 to $0.58 per diluted share, and adjusted income from continuing operations of $0.60 to $0.65 per diluted share. This guidance outlook assumes COVID-19 will impact results for the first quarter of fiscal 2021 compared to the first quarter of fiscal 2020. Additionally, the Company expects its on-going operational and corporate investments will extend into fiscal 2021.

With the exception of the 2020 Work Opportunity Tax Credits and anticipated excess tax benefits on stock-based awards, this guidance does not include any potential effects associated with certain other discrete tax items and other unrecognized tax benefits.

Mr. Salmirs continued, “The COVID-19 pandemic continues to impact the operating environment and we anticipate conditions to remain uncertain in fiscal 2021. However, as our fiscal 2020 results demonstrated, our teams have proven their ability to respond to these unparalleled times and I am confident we will continue to be strong partners to our clients as they manage their future needs. In addition to navigating the evolving impacts of the pandemic, our approach to fiscal 2021 will be dedicated to pursuing key enablers for our business. Among them, we intend to develop our digital roadmap and move ahead with our technological transformation as we position ourselves for long-term success."

Conference Call Information

ABM will host its quarterly conference call for all interested parties on Thursday, December 17, 2020 at 8:30 AM (ET). The live conference call can be accessed via audio webcast at the "Investors" section of the Company's website, located at www.abm.com, or by dialing (877) 451-6152 approximately 15 minutes prior to the scheduled time.

A supplemental presentation will accompany the webcast on the Company's website.

A replay will be available approximately two hours after the recording through December 31, 2020 and can be accessed by dialing (844) 512-2921 and then entering ID #13713551.  An archive will also be available on the ABM website for 90 days.

ABOUT ABM

ABM (NYSE: ABM) is a leading provider of facility solutions with revenues of approximately $6.0 billion and more than 100,000 employees in 350+ offices throughout the United States and various international locations. ABM's comprehensive capabilities include janitorial, electrical & lighting, energy solutions, facilities engineering, HVAC & mechanical, landscape & turf, mission critical solutions and parking, provided through stand-alone or integrated solutions. ABM provides custom facility solutions in urban, suburban and rural areas to properties of all sizes - from schools and commercial buildings to hospitals, data centers, manufacturing plants and airports. ABM Industries Incorporated, which operates through its subsidiaries, was founded in 1909. For more information, visit www.abm.com.

4

Cautionary Statement under the Private Securities Litigation Reform Act of 1995

This press release contains both historical and forward-looking statements about ABM Industries Incorporated (“ABM”) and its subsidiaries (collectively referred to as “ABM,” “we,” “us,” “our,” or the “Company”). We make forward-looking statements related to future expectations, estimates and projections that are uncertain, and often contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “outlook,” “plan,” “predict,” “should,” “target,” or other similar words or phrases. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and assumptions that are difficult to predict. For us, particular uncertainties that could cause our actual results to be materially different from those expressed in our forward-looking statements include: The COVID-19 pandemic has had and is expected to continue having a negative effect on the global economy, and the United States economy, and it has disrupted and is expected to continue disrupting our operations and our clients’ operations, which has adversely affected and may continue to adversely affect our business, results of operations, cash flows, and financial condition; our success depends on our ability to gain profitable business despite competitive market pressures; our business success depends on our ability to attract and retain qualified personnel and senior management and to manage labor costs; our ability to preserve long-term client relationships is essential to our continued success; changes to our businesses, operating structure, financial reporting structure, or personnel relating to the implementation of strategic transformations, enhanced business processes, and technology initiatives may not have the desired effects on our financial condition and results of operations; acquisitions, divestitures, and other strategic transactions could fail to achieve financial or strategic objectives, disrupt our ongoing business, and adversely impact our results of operations; our international business involves risks different from those we face in the United States that could have an effect on our results of operations and financial condition; our use of subcontractors or joint venture partners to perform work under customer contracts exposes us to liability and financial risk; we manage our insurable risks through a combination of third-party purchased policies and self-insurance, and we retain a substantial portion of the risk associated with expected losses under these programs, which exposes us to volatility associated with those risks, including the possibility that changes in estimates to our ultimate insurance loss reserves could result in material charges against our earnings; our risk management and safety programs may not have the intended effect of reducing our liability for personal injury or property loss; we may experience breaches of, or disruptions to, our information technology systems or those of our third-party providers or clients, or other compromises of our data that could adversely affect our business; unfavorable developments in our class and representative actions and other lawsuits alleging various claims could cause us to incur substantial liabilities; a significant number of our employees are covered by collective bargaining agreements that could expose us to potential liabilities in relation to our participation in multiemployer pension plans, requirements to make contributions to other benefit plans, and the potential for strikes, work slowdowns or similar activities, and union organizing drives; our business may be materially affected by changes to fiscal and tax policies; negative or unexpected tax consequences could adversely affect our results of operations; changes in general economic conditions, such as changes in energy prices, government regulations, or consumer preferences, could reduce the demand for facility services and, as a result, reduce our earnings and adversely affect our financial condition; future increases in the level of our borrowings or in interest rates could affect our results of operations; impairment of goodwill and long-lived assets could have a material adverse effect on our financial condition and results of operations; if we fail to maintain proper and effective internal control over financial reporting in the future, our ability to produce accurate and timely financial statements could be negatively impacted, which could harm our operating results and investor perceptions of our Company and as a result may have a material adverse effect on the value of our common stock; our business may be negatively impacted by adverse weather conditions; catastrophic events, disasters, and terrorist attacks could disrupt our services; actions of activist investors could disrupt our business. For additional information on these and other risks and uncertainties we face, see ABM’s risk factors, as they may be amended from time to time, set forth in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. We urge readers to consider these risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

5

Use of Non-GAAP Financial Information

To supplement ABM’s consolidated financial information, the Company has presented income from continuing operations and income from continuing operations per diluted share as adjusted for items impacting comparability, for the fourth quarter and twelve months of fiscal years October 31, 2020 and 2019. These adjustments have been made with the intent of providing financial measures that give management and investors a better understanding of the underlying operational results and trends as well as ABM’s operational performance. In addition, the Company has presented earnings before income from discontinued operations, net of taxes, interest, taxes, depreciation and amortization and excluding items impacting comparability (adjusted EBITDA) for the fourth quarter of fiscal years 2020 and 2019. Adjusted EBITDA is among the indicators management uses as a basis for planning and forecasting future periods. The Company has also presented Free Cash Flow which is defined as net cash provided by operating activities less additions to property, plant and equipment. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States of America. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)

Contact:
Investor Relations & Treasury:	Susie Kim
(212) 297-9721
susie.kim@abm.com

6

Financial Schedules

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Three Months Ended October 31,
(in millions, except per share amounts)	2020	2019	Increase / (Decrease)
Revenues	$1,484.6	$1,648.0	(9.9)%
Operating expenses	1,242.2	1,453.3	(14.5)%
Selling, general and administrative expenses	155.1	112.1	38.4%
Restructuring and related expenses	2.8	2.7	3.8%
Amortization of intangible assets	11.5	13.6	(16.0)%
Operating profit	73.0	66.2	10.2%
Income from unconsolidated affiliates	0.1	0.6	(76.9)%
Interest expense	(10.1)	(11.9)	(15.1)%
Income from continuing operations before income taxes	63.0	54.9	14.7%
Income tax provision	(9.9)	(6.8)	44.7%
Income from continuing operations	53.1	48.1	10.4%
Loss from discontinued operations	—	(0.1)	(95.3)%
Net income	53.1	47.9	10.7%
Net income per common share — Basic
Income from continuing operations	$0.79	$0.72	9.7%
Income from discontinued operations	—	—	NM*
Net income	$0.79	$0.72	9.7%
Net income per common share — Diluted
Income from continuing operations	$0.78	$0.71	9.9%
Income from discontinued operations	—	—	NM*
Net income	$0.78	$0.71	9.9%
Weighted-average common and common equivalent shares outstanding
Basic	67.0	66.8
Diluted	67.6	67.2
Dividends declared per common share	$0.185	$0.180

*	Not meaningful (due to variance greater than or equal to +/-100%)

7

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Years Ended October 31,
(in millions, except per share amounts)	2020	2019	Increase / (Decrease)
Revenues	$5,987.6	$6,498.6	(7.9)%
Operating expenses	5,157.0	5,767.5	(10.6)%
Selling, general and administrative expenses	506.1	452.9	11.7%
Restructuring and related expenses	7.6	11.2	(32.2)%
Amortization of intangible assets	48.4	58.5	(17.3)%
Impairment loss	172.8	—	NM*
Operating profit	95.7	208.3	(54.0)%
Income from unconsolidated affiliates	2.2	3.0	(28.3)%
Interest expense	(44.6)	(51.1)	(12.8)%
Income from continuing operations before income taxes	53.3	160.2	(66.7)%
Income tax provision	(53.1)	(32.7)	62.5%
Income from continuing operations	0.2	127.5	(99.8)%
Income (loss) from discontinued operations, net of taxes	0.1	(0.1)	NM*
Net income	0.3	127.4	(99.8)%
Net income per common share — Basic
Income from continuing operations	$—	$1.92	NM*
Income from discontinued operations	—	—	NM*
Net income	—	1.91	NM*
Net income per common share — Diluted
Income from continuing operations	$—	$1.91	NM*
Income from discontinued operations	—	—	NM*
Net income	$—	$1.90	NM*
Weighted-average common and common equivalent shares outstanding
Basic	66.9	66.6
Diluted	67.3	66.9
Dividends declared per common share	$0.740	$0.720

*	Not meaningful (due to variance greater than or equal to +/-100%)

8

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

SELECTED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended October 31,
(in millions)	2020	2019
Net cash provided by operating activities of continuing operations	$198.7	$148.8
Net cash used in operating activities of discontinued operations	—	(0.1)
Net cash provided by operating activities	$198.7	$148.7
Additions to property, plant and equipment	(9.1)	(15.2)
Other	(0.3)	1.0
Net cash used in investing activities	$(9.4)	$(14.2)
Taxes withheld from issuance of share-based compensation awards, net	(0.3)	(1.9)
Dividends paid	(12.3)	(12.0)
Borrowings from credit facility	6.5	536.0
Repayment of borrowings from credit facility	(38.6)	(659.7)
Changes in book cash overdrafts	9.8	(3.5)
Financing of energy savings performance contracts	9.6	3.1
Repayment of capital lease obligations	(0.8)	(0.4)
Net cash used in financing activities	$(26.0)	$(138.4)
Effect of exchange rate changes on cash and cash equivalents	1.5	1.9

	Years Ended October 31,
(in millions)	2020	2019
Net cash provided by operating activities of continuing operations	$457.4	$262.8
Net cash provided by (used in) operating activities of discontinued operations	0.1	(0.1)
Net cash provided by operating activities	$457.5	$262.7
Additions to property, plant and equipment	(38.0)	(59.6)
Other	10.5	1.3
Net cash used in investing activities	$(27.5)	$(58.3)
Taxes withheld from issuance of share-based compensation awards, net	(0.9)	(1.3)
Repurchases of common stock	(5.1)	—
Dividends paid	(49.3)	(47.7)
Deferred financing costs paid	(4.4)	—
Borrowings from credit facility	1,058.5	1,755.9
Repayment of borrowings from credit facility	(1,141.6)	(1,896.5)
Changes in book cash overdrafts	41.2	(0.2)
Financing of energy savings performance contracts	11.1	8.1
Repayment of capital lease obligations	(3.4)	(3.1)
Net cash used in financing activities	$(94.1)	$(184.8)
Effect of exchange rate changes on cash and cash equivalents	(0.2)	(0.2)

9

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

	October 31,
(in millions)	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$394.2	$58.5
Trade accounts receivable, net of allowances	854.2	1,013.2
Costs incurred in excess of amounts billed	52.2	72.6
Prepaid expenses	85.4	75.7
Other current assets	55.9	55.5
Total current assets	1,441.9	1,275.4
Other investments	11.1	14.0
Property, plant and equipment, net of accumulated depreciation	133.7	150.3
Right-of-use assets	143.1	—
Other intangible assets, net of accumulated amortization	239.7	297.2
Goodwill	1,671.4	1,835.4
Other noncurrent assets	136.1	120.3
Total assets	$3,776.9	$3,692.6
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt, net	$116.7	$57.2
Trade accounts payable	273.3	280.7
Accrued compensation	187.6	189.3
Accrued taxes—other than income	45.5	63.6
Insurance claims	155.2	149.8
Income taxes payable	6.2	3.5
Current portion of lease liabilities	35.0	—
Other accrued liabilities	167.3	158.2
Total current liabilities	986.9	902.4
Long-term debt, net	603.0	744.2
Long-term lease liabilities	131.4	—
Deferred income tax liability, net	10.8	47.7
Noncurrent insurance claims	366.3	365.2
Other noncurrent liabilities	168.1	78.8
Noncurrent income taxes payable	10.1	12.2
Total liabilities	2,276.6	2,150.6
Total stockholders’ equity	1,500.3	1,542.0
Total liabilities and stockholders’ equity	$3,776.9	$3,692.6

10

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Three Months Ended October 31,
($ in millions)	2020	2019	Increase/(Decrease)
Revenues
Business & Industry	$794.3	$806.9	(1.6)%
Technology & Manufacturing	245.2	229.7	6.7%
Education	212.2	213.8	(0.7)%
Aviation	141.0	251.5	(43.9)%
Technical Solutions	123.1	175.5	(29.8)%
Elimination of inter-segment revenues	(31.3)	(29.4)	(6.5%)
Total revenues	$1,484.6	$1,648.0	(9.9)%
Operating profit (loss)
Business & Industry	84.7	51.1	65.7%
Technology & Manufacturing	23.5	18.1	30.3%
Education	15.1	5.6	NM*
Aviation	3.5	3.9	(10.1)%
Technical Solutions	(3.6)	20.1	NM*
Corporate	(49.2)	(31.9)	(54.1%)
Adjustment for income from unconsolidated affiliates, included in Aviation	(0.1)	(0.6)	76.9%
Adjustment for tax deductions for energy efficient government buildings, included in Technical Solutions	(0.9)	—	NM*
Total operating profit	73.0	66.2	10.2%
Income from unconsolidated affiliates	0.1	0.6	(76.9)%
Interest expense	(10.1)	(11.9)	(15.1)%
Income from continuing operations before income taxes	63.0	54.9	14.7%
Income tax provision	(9.9)	(6.8)	44.7%
Income from continuing operations	53.1	48.1	10.4%
Loss from discontinued operations	—	(0.1)	(95.3)%
Net income	$53.1	$47.9	10.7%

*	Not meaningful (due to variance greater than or equal to +/-100%)

11

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Years Ended October 31,
($ in millions)	2020	2019	Increase/(Decrease)
Revenues
Business & Industry	$3,157.8	$3,251.4	(2.9)%
Technology & Manufacturing	956.0	917.0	4.3%
Education	808.8	847.4	(4.6)%
Aviation	680.9	1,017.3	(33.1)%
Technical Solutions	506.6	593.2	(14.6)%
Elimination of inter-segment revenues	(122.4)	(127.7)	4.2%
Total revenues	$5,987.6	$6,498.6	(7.9)%
Operating profit (loss)
Business & Industry	$253.7	$182.3	39.2%
Technology & Manufacturing	84.4	72.5	16.5%
Education (2020 includes $99.3m impairment charge)	(41.1)	39.0	NM*
Aviation (2020 includes $61.1m impairment charge)	(59.6)	21.1	NM*
Technical Solutions (2020 includes $12.4m impairment charge)	9.5	55.4	(82.9%)
Government Services	(0.1)	(0.1)	NM*
Corporate	(146.9)	(159.0)	7.6%
Adjustment for income from unconsolidated affiliates, included in Aviation	(2.2)	(3.0)	27.4%
Adjustment for tax deductions for energy efficient government buildings, included in Technical Solutions	(2.1)	0.1	NM*
Total operating profit	95.7	208.3	(54.0)%
Income from unconsolidated affiliates	2.2	3.0	(28.3)%
Interest expense	(44.6)	(51.1)	(12.8)%
Income from continuing operations before income taxes	53.3	160.2	(66.7)%
Income tax provision	(53.1)	(32.7)	62.5%
Income from continuing operations	0.2	127.5	(99.8)%
Income (loss) from discontinued operations, net of taxes	0.1	(0.1)	NM*
Net income	$0.3	$127.4	(99.8)%

*	Not meaningful (due to variance greater than or equal to +/-100%)

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ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

($ in millions, except per share amounts)	Three Months Ended October 31,		Years Ended October 31,
	2020	2019	2020	2019
Reconciliation of Income from Continuing Operations to Adjusted Income from Continuing Operations
Income from continuing operations	$53.1	$48.1	$0.2	$127.5
Items impacting comparability(a)
Prior year self-insurance adjustment(b)	(15.1)	(5.4)	(26.4)	(4.1)
Union pension settlement(c)	—	—	—	3.9
Other(d)	0.1	1.3	(0.7)	4.8
Restructuring and related(e)	2.8	2.7	7.6	11.2
Litigation and other settlements	8.3	1.5	14.2	4.8
Impairment loss	—	—	172.8	—
Total items impacting comparability	(3.9)	0.1	167.6	20.8
Income tax benefit(f) (g)	(2.5)	(3.5)	(4.3)	(11.1)
Items impacting comparability, net of taxes	(6.4)	(3.4)	163.3	9.7
Adjusted income from continuing operations	$46.7	$44.7	$163.5	$137.2

	Three Months Ended October 31,		Years Ended October 31,
	2020	2019	2020	2019
Reconciliation of Net Income to Adjusted EBITDA
Net income	$53.1	$47.9	$0.3	$127.4
Items impacting comparability	(3.9)	0.1	167.6	20.8
Loss (Income) from discontinued operations	—	0.1	(0.1)	0.1
Income tax provision	9.9	6.8	53.1	32.7
Interest expense	10.1	11.9	44.6	51.1
Depreciation and amortization	23.2	26.1	96.4	107.4
Adjusted EBITDA	$92.5	$93.0	$361.9	$339.5

	Three Months Ended October 31,		Years Ended October 31,
	2020	2019	2020	2019
Reconciliation of Income from Continuing Operations per Diluted Share to Adjusted Income from Continuing Operations per Diluted Share
Income from continuing operations per diluted share	$0.78	$0.71	$—	$1.91
Items impacting comparability, net of taxes	(0.09)	(0.05)	2.43	0.14
Adjusted income from continuing operations per diluted share	$0.69	$0.66	$2.43	$2.05
Diluted shares	67.6	67.2	67.3	66.9

	Three Months Ended October 31,		Years Ended October 31,
	2020	2019	2020	2019
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	$198.7	$148.7	$457.5	$262.7
Additions to property, plant and equipment	(9.1)	(15.2)	(38.0)	(59.6)
Free Cash Flow	$189.6	$133.5	$419.5	$203.1

(a) The Company adjusts income from continuing operations to exclude the impact of certain items that are unusual, non-recurring, or otherwise do not reflect management's views of the underlying operational results and trends of the Company.

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(b) Represents the net adjustments to our self-insurance reserve for general liability, workers’ compensation, automobile and medical and dental insurance claims related to prior period accident years. Management believes these prior period reserve changes do not illustrate the performance of the Company’s normal ongoing operations given the current year's insurance expense is estimated by management in conjunction with the Company's outside actuary to take into consideration past history and current costs and regulatory trends. Once the Company develops its best estimate of insurance expense premiums for the year, the Company fully allocates such costs out to the business leaders to hold them accountable for the current year costs within operations. However, since these prior period reserve changes relate to claims that could date back many years, current management has limited ability  to influence the ultimate development of the prior year changes. Accordingly, including the prior period reserve changes in the Company's current operational results would not depict how the business is run as the Company holds its management accountable for the current year’s operational performance. The Company believes the exclusion of the self-insurance adjustment from income from continuing operations is useful to investors by enabling them to better assess our operating performance in the context of current year profitability. For the three months ended October 31, 2020 and 2019, our self-insurance general liability, workers’ compensation, automobile and medical and dental insurance claims related to prior period accident years was decreased by $15.1M and by $5.4M, respectively. For the years ended October 31, 2020 and 2019, the liability decreased by $26.4M and by $4.1M, respectively.

(c) The Company lost a client account where ABM employees assigned to the account participated in a defined-benefit multiemployer pension fund where contributions to the pension fund by ABM were limited to that single client account. As a result of losing the account, ABM anticipates receiving a withdrawal liability assessment pursuant to the Multiemployer Pension Plan Amendments Act of 1980. The estimated amount of the withdrawal liability is $3.9M.  In most cases, ABM’s pension contributions are made pursuant to union agreements that cover multiple client accounts across specific geographic areas, such that the loss of single client accounts would not trigger this type of liability.

(d) Primarily represents one-time implementation costs related to the Company's transformational IT infrastructure projects and requirements associated with General Data Protection Regulation standards.

(e) Represents restructuring costs related to the continued integration of GCA acquisition in September 2017.

(f) The Company's tax impact is calculated using the federal and state statutory rate of 28.11% for US and 19% for UK for FY 2020 and FY 2019. We calculate tax from the underlying whole-dollar amounts, as a result, certain amounts may not recalculate based on reported numbers due to rounding.

(g) QTD FY20 includes a $3.6M tax credit related to the expiring statute of limitations. YTD FY20 includes a $3.6M tax credit related to the expiring statute of limitations and a $45.2M tax charge related to impairment of nondeductible goodwill. The QTD FY19 and YTD FY19 include credits of $3.5M and $5.3M, respectively, related to the expiring statute of limitations, a benefit from the transition tax and other one-time items.

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

FIRST QUARTER 2021 GUIDANCE

	Quarter Ending January 31, 2021
Reconciliation of Estimated Income from Continuing Operations per Diluted Share to Estimated Adjusted Income from Continuing Operations per Diluted Share	Low Estimate	High Estimate
Income from continuing operations per diluted share (a)	$0.53	$0.58
Adjustments (b)	0.07	0.07
Adjusted Income from continuing operations per diluted share (a)	$0.60	$0.65

(a) With the exception of the 2020 Work Opportunity Tax Credits and anticipated excess tax benefits on stock-based awards, this guidance does not include any potential effects associated with certain other discrete tax items and other unrecognized tax benefits.

(b) Adjustments include costs associated with the strategic review, legal settlements, adjustments to self-insurance reserves pertaining to prior year's claims and other unique items impacting comparability.

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